As filed with the Securities and Exchange Commission on
                        January 25, 2002

                                           Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                               FORM S-3
                        REGISTRATION STATEMENT
                                Under
                      The Securities Act of 1933

                    HEARTLAND FINANCIAL USA, INC.
        (Exact name of Registrant as specified in its charter)

                            Delaware
 (State or other jurisdiction of incorporation or organization)

                           42-1405748
              (I.R.S. Employer Identification No.)

                       1398 Central Avenue
                       Dubuque, Iowa 52001
                         (563) 589-2100
       (Address, including zip code, and telephone number,
         including area code, of Registrant's principal
                       executive offices)

                         Lynn B. Fuller
          President, Chief Executive Officer & Chairman
                  Heartland Financial USA, Inc.
                       1398 Central Avenue
                       Dubuque, Iowa 52001
                         (563) 589-2100
    (Name, address, including zip code, and telephone number, including area code, of Administrator for service)

                         With copies to:
                     John E. Freechack, Esq.
        Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                333 West Wacker Drive, Suite 2700
                     Chicago, Illinois 60606
                         (312) 984-3100

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If only the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: X

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                CALCULATION OF REGISTRATION FEE

Title of                    Proposed     Proposed
Each Class                  Maximum      Maximum
of Securities  Amount       Offering     Aggregate  Amount of
to be          to be        Price per    Offering   Registration
Registered     Registered   Share (2)    Price(2)   Fee
              (1)

Common Stock,
$1.00          500,000
Par Value      Shares       $13.50       $6,750,000 $621.00

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Act solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the high and low prices of the shares of the Registrant's Common Stock as quoted on The OTC Bulletin Board on January 22, 2002.

                  HEARTLAND FINANCIAL USA, INC.


                         500,000 Shares

                  Common Stock, $1.00 Par Value

                   DIVIDEND REINVESTMENT PLAN

     The Dividend Reinvestment Plan (the "Plan"), described herein, offers the holders of common stock, $1.00 par value, of Heartland Financial USA, Inc. a simple and convenient method of increasing your holdings in our company by directly reinvesting your dividends. Stockholders who participate in the Plan ("Participants") will have the cash dividends paid on their shares of common stock automatically reinvested in shares of common stock. A Participant may elect to reinvest dividends on either all or a portion of his or her shares of common stock.

     This Prospectus relates to 500,000 authorized and unissued or treasury shares of our common stock registered for sale under the Plan, together with any additional shares resulting from any stock splits, dividends, recapitalizations or similar transactions. Shares of common stock acquired for the Plan will generally be purchased in the open market or through privately negotiated transactions, but may also be purchased from us directly. The purchase price of shares purchased in the open market or in negotiated transactions will be the average price per share paid for all of the shares purchased for the Plan with the proceeds from a dividend. The purchase price of shares purchased from us will be the fair market value per share, as further described herein, on the date of the purchase. Stockholders who do not elect to participate in the Plan will continue to receive dividends, as declared and paid, by check or advice of credit. Participants will have their dividends, as declared and paid, automatically reinvested as further described herein.

     The common stock is currently quoted on The OTC Bulletin
Board under the symbol "HTLF".

     It is suggested that this Prospectus be retained for future reference.

    THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
     ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE
       FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                      GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                      IS A CRIMINAL OFFENSE.

         The date of this Prospectus is January 25, 2002

                      AVAILABLE INFORMATION


     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information concerning us can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the SEC's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1400, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information may be obtained, upon written or oral request to us. Please direct all requests for such documents to Heartland Financial USA, Inc.,
Attn:  Lois K. Pearce, 1398 Central Avenue, Dubuque, Iowa 52001,
(563) 589-2100.

     We have filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the common stock being offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto and documents incorporated by reference. Statements contained in this Prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents previously or concurrently filed by us with the Securities and Exchange Commission are hereby incorporated by reference into this Registration
Statement:

  (a)  Our Annual Report on Form 10-K for the year ended
       December 31, 2000;

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, since December
       31,2000; and

  (c) The description of our common stock, $1.00 par value, contained in the Company's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on March 10, 1994, and all amendments or reports filed for the purpose of updating such description.

     All documents filed by us after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, and prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  HEARTLAND FINANCIAL USA, INC.

     Heartland is a diversified financial services holding company headquartered in Dubuque, Iowa. We offer full-service community banking through six banking subsidiaries with a total of 32 banking locations in Iowa, Illinois, Wisconsin and New Mexico. In addition, we have separate subsidiaries in the consumer finance, vehicle leasing/fleet management, insurance agency and investment management businesses. Our primary strategy is to balance our focus on increasing profitability with asset growth and diversification through acquisitions, de novo bank formations, branch openings and expansion into non-bank subsidiary activities.

     Our largest bank subsidiary, Dubuque Bank and Trust Company, was organized in 1935 and was reorganized into the current holding company structure with Heartland in 1982. From this beginning, we have grown significantly and have expanded geographically, acquiring entities or establishing de novo operations in selected other markets in Iowa, Illinois, Wisconsin and New Mexico.

     Our principal executive offices are located at 1398 Central
Avenue, Dubuque, Iowa 52001, and our telephone number is (563)
589-2100.

                 THE DIVIDEND REINVESTMENT PLAN

     The following question and answer format constitutes the Dividend Reinvestment Plan (the "Plan"). The Plan is supplemented by the Stockholder Investment Services Agreement (the "Agreement") which will exist between the stockholders participating in the Plan (the "Participants") and Dubuque Bank and Trust Company, Dubuque, Iowa, which will administer the Plan (the "Administrator").

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide participating stockholders with a simple and convenient method of investing cash dividends paid by us on our shares of common stock into additional shares of common stock. The Administrator will generally purchase shares of common stock in the open market or in negotiated transactions, but the Administrator may also purchase authorized but unissued or treasury shares of common stock directly from us. We will not receive any funds from the purchases of shares of common stock made by the Plan in the open market or through privately negotiated transactions. If authorized but unissued shares or treasury shares of common stock are purchased from us for use in the Plan, we will apply the proceeds to general corporate purposes.

2.   Who is eligible to participate?

     All holders of record of our common stock are eligible to participate in the Plan. Stockholders whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must either become holders of record by having their shares transferred into their own names, or must instruct their broker or nominee to act for them with respect to becoming a Participant and for any elections to be made under the Plan.

     Stockholders with questions regarding their eligibility to participate in the Plan should contact the Administrator at the address provided in Question 4.

3.   What are the advantages of the Plan?

     Participants in the Plan will gain the following advantages:

       - reinvestment of dividends through the purchase of shares of common stock without the payment of any brokerage commissions;

       - full investment use of funds because the Plan is able to credit accounts with fractional shares; and

       - the avoidance of cumbersome safekeeping and record-keeping costs due to the custodial service and reporting which are provided as part of the Plan.

4.   Who administers the Plan for Participants?

     Dubuque Bank and Trust Company, Dubuque, Iowa, administers the Plan for us, serves as Administrator for Participants, keeps records, sends statements of account to Participants and performs other duties related to the Plan. Shares of common stock purchased under the Plan will be registered in the name of the Administrator (or its nominee) and credited to the account of individual Participants. All communications to the Administrator regarding the Plan should be addressed to: Lois K. Pearce, Dubuque Bank and Trust Company, 1398 Central Avenue, Dubuque, Iowa 52001.

5.   How does a person participate?

     A person may join the Plan at any time by completing and signing the Dividend Reinvestment Plan Authorization Form and returning it to the Administrator. Such authorization will be effective as of the first dividend payment date after receipt by the Administrator of the Dividend Reinvestment Plan Authorization Form, provided that it is received on or before the record date for that dividend.
     All authorizations currently on file are deemed to remain in effect until terminated by the respective stockholders. Additional Dividend Reinvestment Plan Authorization Forms may be obtained by writing to the Administrator.

6.   What are the features under the Plan?

     Participants may elect to reinvest dividends on either all or a portion of their certificated shares of common stock then or subsequently held, and reinvest dividends paid on all or a portion of shares of common stock held or subsequently held by the Plan.

     The Administrator will automatically reinvest all dividends paid on shares of common stock held by the Plan until participation with respect to these shares is terminated. Information regarding the termination of participation is provided in Question 21. The Dividend Reinvestment Plan Authorization Form allows stockholders to indicate how they wish to participate in the Plan by checking the appropriate box.

     Participants may also send to the Administrator for safekeeping any certificated shares of common stock which they currently hold or subsequently acquire (see Question
     16). A stockholder does not need to directly participate in the Plan to take advantage of having the Administrator hold their shares for safekeeping.

7.   When may a person join the Plan?

     A stockholder may join the Plan at any time. If the Administrator receives a Participant's Dividend Reinvestment Plan Authorization Form on or before the record date established for a particular dividend, reinvestment will commence with that dividend. We currently pay dividends on or about the 15th day of March, June, September and December and the record date is approximately two weeks prior to the payable date. If the Dividend Reinvestment Plan Authorization Form is received after the record date established for a particular dividend, then the reinvestment of dividends will not begin until the next dividend payment date.

8.   How does the reinvestment of dividends work?

     The Plan works automatically. Instead of sending dividend payments on participating shares to Participants, we forward these payments to the Administrator. The Administrator will automatically reinvest such funds, reduced by any required withholding for federal income tax purposes (see Question
     20), in additional shares of common stock.

9. When and at what price will shares of common stock be purchased under the Plan?

     The Administrator will use dividend proceeds to purchase common stock as soon as practicable (typically within five business days), but in no event later than 30 days, after the payment date of the dividend, except where necessary to comply with federal securities laws. The Administrator may purchase shares of common stock in the open market, as such market exists, at the then prevailing market price. If shares are purchased in the open market, it is unlikely that all of the shares purchased for Participants on any given purchase date will be purchased at the same price. The price at which the Administrator will be deemed to have acquired shares for each Participant's account will be the average price of all shares purchased by it, as stockholder for all Participants in the Plan, with the proceeds of a single Heartland cash dividend. The Administrator may also purchase shares directly from us, in which case the purchase price of such shares will be the average of the closing prices of the common stock, as quoted on The OTC Bulletin Board, or other exchange or quotation service which Heartland's common stock may be listed or quoted on at that time, for the five days on which our common stock was traded immediately preceding the date of purchase. In making purchases for each Participant's account, the Administrator may commingle such Participant's funds with those of other Participants.

10. How many shares of common stock will be purchased for Participants?

     The number of shares to be purchased depends upon the amount of shares the Participants have participating in the Plan, the amount of dividends paid on those shares, as reduced by any withholding for federal income tax purposes (see Question 20) and the purchase price of the common stock. Each Participant's account will be credited with the number of shares, including fractions computed to three decimal places, purchased under the Plan.

11. Are there any expenses to Participants in connection with purchases under the Plan?

     With the exception of sales transactions, special statement reporting, and fees for re-registering or transferring shares, we will pay all brokerage commissions, service charges, and other costs associated with the administration of the Plan. We will pass through any commissions and services charges on the sale of shares. The Administrator will assess normal processing fees for special statements or for transferring or re-registering shares.

12.  What kind of reports will be sent to Participants?

     Following each purchase of shares for a Participant's account, the Administrator will mail to the Participant a statement of account showing the amount invested, purchase price, number of shares purchased, service charges (which will generally be zero) and other similar information for the year-to-date. These statements will be a complete record of each Participant's purchases and should be retained for income tax and other purposes. In addition, each Participant will receive copies of all communications sent to record holders of common stock, including our Annual Report to Stockholders, a notice of the annual meeting, proxy statements and Internal Revenue Service ("IRS") information for reporting dividend income received.

13. Will dividends paid on the shares of common stock held in Participants' accounts under the Plan be automatically reinvested?

     As the record holder for any shares of common stock held in Participants' accounts under the Plan, the Administrator will receive dividends paid on all such shares held by the Plan on the dividend record date, will credit such dividends to individual Participants' accounts on the basis of full and fractional shares held and will automatically reinvest such dividends, reduced by any withholding for federal income tax purposes (see Question 20).

14.  May a Participant change options under the Plan?

     A Participant may elect at any time to change his or her level of participation by requesting and executing a new Stockholder Authorization Form and returning it to the Administrator. Dividend Reinvestment Plan Authorization Forms may be obtained by contacting the Administrator. Changes in the level of participation will be effective in the same manner as the initial authorization for participation.

15. Will certificates be issued for shares of common stock purchased under the Plan?

     Shares purchased by the Administrator for a Participant's account will be registered in the name of the Administrator or its nominee and will be held by the Administrator for safekeeping. This feature protects against loss, theft or destruction of stock certificates. The number of shares credited to the account of a Participant under the Plan will be shown on the statement of account sent to each Participant. No certificates will be issued for the shares purchased with the dividends unless expressly requested by the Participant. Certificates representing fractional shares will not be issued under any circumstances.

16.  How does the share "safekeeping" service work?

     In addition to retaining the shares purchased under the Plan, the Administrator provides a "safekeeping" service under which any certificated shares of common stock sent by a Participant to the Administrator for safekeeping are held for the Participant in a custodial account until certificates are requested. This safekeeping service is available for certificated shares of common stock that a stockholder currently owns and for any certificated shares of common stock which a stockholder subsequently acquires. Any stockholder may participate in the "safekeeping" service, regardless of whether they are participating in the Plan.

     If a stockholder would like the Administrator to hold shares which he or she currently holds or subsequently acquires, the stockholder should send the certificates to the Administrator at the address provided in Question 4. There is no charge for the safekeeping service. Stockholders may at any time request that certificates be issued for all or a portion of their shares held for safekeeping by contacting the Administrator in writing. Certificates for fractional shares will not be issued.

17. May a Participant receive certificated shares purchased under the Plan?

     A Participant may at any time withdraw all or a portion of the shares credited to his or her account under the Plan and receive certificates representing such shares by notifying the Administrator in writing that he or she wishes to withdraw shares and specifying the number of whole shares to be received. This notice should be mailed to the Administrator at the address provided in Question 4. Certificates for whole shares of common stock which are withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional shares be issued.

     All future dividends paid on shares withdrawn pursuant to this question and on shares remaining in the Participant's account will continue to be reinvested until five days after the Administrator receives written notice of termination (see Question 21).

18. What happens to any fractional share when a Participant requests certificated shares from the Plan?

     If a Participant's account from which the complete withdrawal of shares is requested contains a fractional share, a cash payment equal to the current market price of the common stock, as determined by the Administrator, multiplied by such fraction, together with certificates for the whole shares, will be mailed directly to the Participant.

19. What happens to a Participant's Plan account if all certificated shares of common stock in the Participant's own name are transferred or sold?

     If a Participant disposes of all shares of common stock for which they hold certificates or which are held by a broker on their behalf (i.e., shares which are not held by the Plan), dividends on all shares of common stock held by the Administrator in the Participant's account, including dividends paid on shares held by the Administrator for safekeeping, will continue to be reinvested until the Administrator is notified that the Participant wishes to completely or partially terminate his or her participation in the Plan.

20. What are the federal income tax consequences of participation in the Plan?

     The following general information is provided solely for informational purposes. The information provided in this section or elsewhere in this document should not be construed as the provision of tax advice by Heartland.

     Under IRS rulings in connection with similar plans, a Participant will be treated for federal income tax purposes as having received a dividend on the dividend payment date equal to the fair market value on the dividend payment date of the shares purchased with reinvested dividends. The amount of dividends reinvested will be eligible, in the case of corporate stockholders, for any dividends received deduction available under the Internal Revenue Code of 1986, as amended (the "Code").

     If the Participant is not subject to the "backup" withholding of federal income tax, the full amount of dividends received will be used to purchase shares under the Plan; however, if the Participant is subject to "backup" withholding, the amount of federal income tax withheld will reduce the amount available to purchase shares. Generally, a Participant is subject to "backup" withholding if:
     (i) the Participant fails to certify to us his or her social security number and that he or she is not subject to "backup" withholding; (ii) the IRS notifies us that an incorrect number was furnished; or (iii) the Participant is notified that he or she is subject to "backup" withholding under 3406(a)(1)(C) of the Code. Each Participant will be required to furnish a Form W-9 to the Administrator which contains the required certifications to have dividends on shares enrolled in the Plan reinvested without withholding.

     In the case of foreign stockholders, taxable income under the Plan is subject to federal income tax withholding, and the Administrator will make reinvestments net of the amount of tax required to be withheld. Regular statements of account confirming purchases made for foreign Participants will indicate the amounts of tax withheld.

     The tax basis of any shares acquired through the Plan will be the fair market value of such shares on the purchase date as stated on the stockholder's statement. Shares acquired through the Plan will be credited to the Participants' accounts on the day after the purchase date.

     A Participant will not realize any taxable income upon receipt of certificates for whole shares credited to the Participant's account under the Plan, either upon a request for withdrawal of such shares or upon the termination of participation in the Plan; however, upon withdrawal from the Plan, a Participant who receives a cash payment for a fractional share held in the Participant's account will, if the shares are held as a capital asset, realize a capital gain or loss, measured by the difference between the amount of cash received by the Participant and the Participant's basis in the fractional share (which will generally be equal to the price at which such fraction was credited to the Participant's account).

     For further information as to the tax consequences of participation in the Plan and sale of shares received under the Plan, Participants should consult their own tax advisors.

21.  How does a Participant terminate participation in the Plan?

     Participants may completely or partially discontinue the reinvestment of their dividends under the Plan at any time by notifying the Administrator in writing to that effect. Notice of complete termination of participation in the Plan should be sent to the Administrator at the address provided in Question 4. To prevent the reinvestment of dividends in accordance with the Plan, notice of termination must be received at least five days prior to the dividend record date for the next dividend to be paid. Participants may decrease (or increase) their level of participation in the Plan by returning to the Administrator a properly completed Dividend Reinvestment Plan Authorization Form on or before the record date for which the change is to be effective.

22. What happens if we issue a stock dividend or declare a stock split?

     Any stock dividend or shares resulting from stock splits with respect to shares held in a Participant's account will be credited to the Participant's account, and all dividends paid on such shares will be reinvested until the Participant terminates his or her participation in the Plan with respect to such shares (see Question 21).

23. How will a Participant's shares be voted at each meeting of stockholders?

     Each Participant will be sent proxy forms representing both the shares registered in his or her own name and the shares held in his or her Plan account. When signed and returned, such proxies will be voted as directed. If the Participant does not have shares registered in his or her own name, the Participant will be sent a proxy form on which to indicate how the shares held in his or her Plan account are to be voted. If the proxy card or instruction form is not returned, or if it is returned unsigned by the Participant, none of the Participant's shares to which the proxy pertains will be voted.

24.  Can Participants sell shares through the Administrator?

     A Participant may sell any or all shares held in the Plan by notifying the Administrator in writing. Shares enrolled in the Plan but held by the Participant in certificated form may also be sold through the Administrator after depositing these shares with the Administrator. Any brokerage commission or service charge (see Question 11), any amount required to be withheld for income tax purposes and any applicable transfer taxes incurred in connection with the sale of shares by the Administrator will be deducted from the proceeds of such sale. Sales will generally be made within five business days following receipt of the written request to sell, but the Administrator reserves the right to delay such sales for up to 30 days if market conditions or administrative factors make an earlier sale impracticable. Proceeds will be sent to the respective Participant as soon as is practicable following the sale of the shares.

25. Are there any restrictions on the transferability of common stock purchased under the Plan?

     In general, no resale restrictions should apply to the resale or other transfer of shares of common stock purchased under the Plan. The shares of common stock to be purchased by the Administrator for Participants generally will have been registered by us pursuant to the federal securities laws, although the Administrator may purchase shares in the open market or in private transactions which have not been so registered. In either case, certain resale restrictions may apply if a Participant is an affiliate of Heartland (for example, a key employee, director, major stockholder, or a relative of any such person).

26.  Who interprets the Plan?

     Any questions of interpretation arising under the Plan will be determined by Heartland's board of directors, or by an authorized officer with respect to any determinations regarding affiliated accounts (see Question 25), and any such determinations will be final.

27.  May the Plan be changed or discontinued?

     While we hope to continue the Plan indefinitely, we may modify, amend, suspend, or terminate the Plan, or any stockholder's interest therein, at any time, including the period between a dividend record date and the related dividend payment date, upon the giving of 90 days prior written notice to each affected Participant and, in the case of the modification, amendment, suspension, or termination of the Plan, 30 days prior written notice to each non-participating stockholder. If the Plan is amended or restated, a current participant will automatically be enrolled unless the Participant gives written notice to the contrary. We also reserve the right to terminate any stockholder's participation in the Plan at any time.

28.  What is the responsibility of the Plan Administrator?

     In administering the Plan, neither we nor the Administrator will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim or liability arising from:

       the failure to terminate a deceased Participant's account prior to receipt by the Administrator of written notice of such death;

       the prices at which shares are purchased for a Participant's account;

       the time when purchases are made; or

       any fluctuations in the market value of the common stock.

     Neither Heartland, the Administrator nor their respective
     Administrators can provide any assurance of a profit or protection against a loss with respect to any shares purchased or held for safekeeping under the Plan.

                         USE OF PROCEEDS

     We will not receive any proceeds from the Plan on purchases made on the open market or in privately negotiated transactions. Net proceeds to us from the sale of treasury or authorized but unissued shares of common stock to the Plan will be used for general corporate purposes, including investments in or advances to our subsidiaries.

                     DETERMINATION OF PRICE

     The purchase price of shares of common stock purchased in the open market or in negotiated transactions will be the average price per share paid for all of the shares purchased by the Administrator for the Plan for the payment of a single dividend. As provided in the Plan, the purchase price of shares purchased under the Plan from us will be the fair market value per share on the date of the purchase as determined by the average of the closing price of the common stock, as quoted on The OTC Bulletin Board, or other exchange or quotation service which Heartland's common stock may be listed or quoted on at that time, for the five days on which the common stock was traded immediately preceding the date of purchase.

                          LEGAL OPINION

     Certain legal matters in connection with the issuance of the common stock offered through this Prospectus are being passed upon for us by Barack Ferrazzano Kirschbaum Perlman & Nagelberg,
Chicago, Illinois.

                             EXPERTS

     Our consolidated financial statements as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                       APPENDIX A

STOCKHOLDER INVESTMENT SERVICES AGREEMENT

1. As agent for the stockholder (the "Participant") of Heartland Financial USA, Inc. (the "Company"), Dubuque Bank and Trust Company (the "Agent"), after deducting the commissions and service charges specified below, will apply all cash dividends paid on the shares of the Company's common stock held by the Participant or by the Agent for safekeeping and on any full shares or fractional interest in one share (to three decimal places) acquired by the Participant through the Dividend Reinvestment Plan (the "Plan") or otherwise, for the Participant's account (the "Account").

Such purchases may be made directly from the Company, on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Agent, in its sole discretion, may determine.

2. In making purchases for the Participant's Account, the Agent may commingle the Participant's dividends with those of other participants in the Plan ("Participants"). In the case of each purchase, the price at which the Agent shall be deemed to have acquired shares for the Participant's Account shall be the average price of all shares purchased by it for Participants with their aggregate funds used for such purchase. The Agent may hold the shares of all Participants together in its name or in the name of its nominee. The Agent shall have no responsibility as to the market value of the Company's common stock acquired for the Participant's Account. Dividends will be invested by the Agent promptly after receipt, and in no event will dividends be invested by the Agent later than 30 days after receipt except where necessary to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, or other applicable provisions of the federal securities laws. It is understood that, in any event, the Agent shall have no liability in connection with such inability to purchase shares or the timing of any purchases. Funds held by the Agent for the Participant will not bear interest.

3. Following each purchase, the Agent will send to the Participant if his or her funds have been applied to such purchase an advice of transactions in the Account since the last prior purchase for the Account, including a statement showing the current shares in the Account.

4. No certificate will be issued to the Participant for shares in his or her Account unless the Participant so requests of the Agent in writing, or the Account is terminated. Upon written request, the Agent will send the Participant certificates for any full shares credited to the Account. No certificate for a fractional share will be issued. Under the Plan, dividends on a fractional interest in a share will be credited to the Participant's Account.

5. Any brokerage commissions incurred by the Agent for selling shares for a Participants Account will be passed through to the Participant. Any brokerage commission will be deducted from the proceeds of the sale to be sent to the Participant. The Agent may also charge for additional services performed at the request of the Participant and not provided for herein.

6. It is understood that the reinvestment of the Participant's dividends will not relieve the Participant of any taxes which may be payable on such dividends. The Agent will report annually to the Participant the amount of dividends credited to the Account during the year.

7. The Agent will send to the Participant a form of proxy representing all shares of the Company's common stock held by the Participant in his or her Account. If the Participant does not direct the Agent as to how he or she wishes shares voted, the Agent will not vote such shares.

8. The Participant may terminate his or her Account at any time by giving written notice of termination to the Agent, but any such notice must be received by the Agent five days or more before a dividend record date to be effective. If a termination notice is received by the Agent less than five days before the dividend record date, shares will be purchased with the dividends paid for such record date and the shares will be credited to the Participant's Account. Upon termination, the Participant will receive a certificate for all full shares in his or her Account unless cash is elected. If cash is elected, upon written request from the Participant, the Agent will sell such shares and send the net proceeds to the Participant after any service charges or brokerage commissions incurred by the Agent have been deducted. The Agent may terminate the Participant's Account at any time in its discretion. In any case, the Participant will receive cash in lieu of any fractional interest in a share at the then current market value of the Company's common stock. If the Participant disposes of all shares registered in his or her name on the books of the Company, the Agent will continue to invest the dividends on the shares in the Account until otherwise notified in writing by the Participant.

9. Any stock dividend or stock split declared by the Company on shares held by the Agent for the Participant will be credited to the Participant's Account without charge. If the Company makes available to its stockholders warrants or other rights to subscribe to additional shares, debentures or other securities, such rights accruing on shares held by the Agent for the Participant will be sold, if practicable, and the Agent will promptly apply the resultant funds to the purchase of additional shares of the Company's common stock for the Participant's Account. Such purchases will be reflected on the statement mailed to the Participant following the next investment of cash dividends for the Participant's Account. If the Participant wishes to exercise such rights, the Participant must, by written request received by the Agent prior to the record date for such rights, withdraw full shares from his or her Account by requesting that the Agent issue a certificate for these shares.

10. Neither the Agent nor its nominee or nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to this Agreement nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein. None of the foregoing shall be liable hereunder for any act done in good faith or for any good faith omission to act, including, without limitation, failure to terminate the Participant's Account prior to receipt of written notice of his or her death or with respect to the timing or the price of any purchase.

11. The Participant shall have no right to draw checks or drafts against his or her Account or to give instructions to the Agent in respect to any shares held therein except as expressly provided herein.

12. Notices to the Participant may be given by letter addressed to the Participant at the last address of record with the Agent.

13. This Agreement may be amended or supplemented by the Agent at any time or times by mailing appropriate notice at least 30 days prior to the effective date thereof to the Participant at the last address of record. The amendment or supplement shall conclusively be deemed to be accepted by the Participant unless prior to the effective date thereof the Agent receives written notice of the termination of the Account. Any such amendment may include the appointment by the Agent in its place and stead of a successor agent under this Agreement. The Company is authorized to pay to such successor agent for the Account of the Participant all dividends payable on shares of the Company's common stock in the Account, the same to be applied by such successor agent as provided in this Agreement.

14. This Agreement and the Authorization Form signed by the Participant (which is deemed a part of this Agreement) and the Participant's Account shall be governed by and construed in accordance with the laws of the State of Iowa and the Rules of the Securities and Exchange Commission. This Agreement cannot be changed orally.

  No person has been authorized
to  give any information or  to
make  any  representation   not
contained in this Prospectus in           500,000 Shares
connection   with   the   offer
contained herein and, if  given
or  made,  such information  or
representation  must   not   be        HEARTLAND FINANCIAL
relied  upon  as  having   been             USA, INC.
authorized  by us. Neither  the
delivery of this Prospectus nor
any  sale hereunder shall under
any  circumstances  create  any            Common Stock
implication that there has been
no  change in our affiars since
the    date    as   of    which
information   is   set    forth             Prospectus
herein.  This  Prospectus  does
not constitute an offer to sell
or  a  solicitation of an offer       DIVIDEND REINVESTMENT
to  buy  any  of the securities                PLAN
offered    hereby    in     any
jurisdiction where, or  to  any
person  to whom, it is unlawful          January 25, 2002
to    make   such   offer    or
solicitation.


       TABLE OF CONTENTS

                         Page

Available Information..........
Incorporation of Certain
 Documents by Reference........
Heartland Financial USA, Inc...
The Dividend Reinvestment
 Plan..........................
Use of Proceeds................
Determination of Price.........
Legal Opinion..................
Experts........................
Stockholder Investment
 Services Agreement.........A-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates, except the SEC's registration fee.


Securities and Exchange Commission's
  registration fee                                $   621
Printing and mailing expenses                       1,400
Fees and expenses of legal counsel                  7,500
Accounting and related expenses                     1,000
Blue sky fees and expenses                          1,000
Miscellaneous                                         479
                                                  -------

Total fees and expenses                           $12,000
                                                  =======


     In accordance with the Delaware General Corporation Law,
Articles IX and X of Heartland's Certificate of Incorporation provides as follows:

          ARTICLE IX: Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

          ARTICLE X: To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     Article VIII of Heartland's Bylaws further provides as follows:

     Section 8.1 DIRECTORS AND OFFICERS. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     (c)  To the extent that any person referred to in paragraphs
(a) and (b) of this Section 8.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Section 8.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and
(b) of this Section 8.1. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.


     (e) Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this Section 8.1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 8.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this
Section 8.1.

     (h) For purposes of this Section 8.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 8.1.

     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (j) Unless otherwise determined by the board of directors, references in this section to "the corporation" shall not include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     Section 8.2 EMPLOYEES AND AGENTS. The board of directors may, by resolution, extend the indemnification provisions of the foregoing Section 8.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Heartland also carries Directors' and Officers' liability insurance in the amount of $5.0 million.

Item 16.  Exhibits.

  Exhibit
   Number

      3.1  Amended and Restated Certificate of Incorporation of
           Heartland Financial USA, Inc.

      3.2  Bylaws of Heartland Financial USA, Inc.

      4.1  Specimen Stock Certificate of Heartland Financial
           USA, Inc.

      5.1  Opinion of Barack Ferrazzano Kirschbaum Perlman &
           Nagelberg

     23.1  Consent of KPMG LLP

     23.2  Consent of Barack Ferrazzano Kirschbaum Perlman &
           Nagelberg (included in opinion filed as Exhibit 5.1)

     24.1  Powers of Attorney (included as part of Signature
           Pages)

     99.1  Dividend Reinvestment Plan Authorization Form

     99.2  Cover Letter to Prospectus

     99.3  Safekeeping Deposit Form

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes that:

     (1) for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (2) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

     (3) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on January 24, 2002.

                           HEARTLAND FINANCIAL USA, INC.



                           By:   /s/ Lynn B. Fuller
                                 ----------------------------
                                 Lynn B. Fuller, President and
                                 Chief Executive Officer
                                 (Principal Executive Officer)


                           By:   /s/ John K. Schmidt
                                 -----------------------------
                                 John K. Schmidt, Executive Vice
                                 President and Chief Financial
                                 Officer (Principal Financial
                                 Officer)

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Lynn B. Fuller and John K. Schmidt, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities (including in his or her capacity as a director or officer of Heartland Financial USA, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 24, 2002.

               Signature                     Title
               ---------                     -----


     /s/ Lynn B. Fuller            President, Chief Executive
     --------------------------    Officer, Chairman, and
     Lynn B. Fuller                Director

     /s/ John K. Schmidt           Executive Vice President,
     --------------------------    Chief Financial Officer,
     John K. Schmidt               and Director

     /s/ James F. Conlan           Director
     --------------------------
     James F. Conlan

     /s/ Mark C. Falb              Director
     --------------------------
     Mark C. Falb

     /s/ Thomas L. Flynn           Director
     --------------------------
     Thomas L. Flynn

     /s/ Robert Woodward
     --------------------------    Director
     Robert Woodward

                 HEARTLAND FINANCIAL USA, INC.

                         EXHIBIT INDEX
                               TO
                FORM S-8 REGISTRATION STATEMENT


                                   Incorporated
                                    Herein by           Filed
Exhibit No.    Description         Reference to        Herewith

 3.1       Amended and Restated Exhibit 3.1 to the
           Certificate of       Company's Form S-4
           Incorporation of     filed with the
           Heartland Financial  Commission on
           USA, Inc.            March 10, 1994

 3.2       Bylaws of Heartland  Exhibit 3.2 to the
           Financial USA, Inc.  Company's Form S-4
                                filed with the
                                Commission on
                                March 10, 1994

 4.1       Specimen Stock       Exhibit 4.1 to
           Certificate of       the Company's
           Heartland Financial  Form S-4 filed
           USA, Inc.            with the Commission
                                on March 10, 1994

 5.1       Opinion of Barack                                X
           Ferrazzano Kirschbaum
           Perlman & Nagelberg

23.1       Consent of KPMG LLP                              X

23.2       Consent of Barack                        Included in
           Ferrazzano Kirschbaum                    opinion
           Perlman & Nagelberg                      filed as
                                                    Exhibit 5.1.

24.1       Powers of Attorney                       Included as
                                                    part of
                                                    Signature
                                                    Pages.

99.1       Dividend                                         X
           Reinvestment Plan
           Authorization Form

99.2       Cover Letter to                                  X
           Prospectus

99.3       Safekeeping Deposit                              X
           Form